Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations, or

Katie Strohacker, Senior Manager, Investor Relations

(617) 796-8320

Select Income REIT Announces 2013 Third Quarter Results

Newton, MA (October 31, 2013): Select Income REIT (NYSE: SIR) today announced financial results for the quarter and nine months ended September 30, 2013.  SIR completed its initial public offering, or IPO, on March 12, 2012.  Accordingly, SIR’s historical results of operations for the nine months ended September 30, 2013 are not comparable to results for the nine months ended September 30, 2012.

Results for the Quarter Ended September 30, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2013 were $32.9 million, or $0.66 per share, compared to Normalized FFO for the quarter ended September 30, 2012 of $20.2 million, or $0.65 per share.

Net income was $23.6 million, or $0.47 per share, for the quarter ended September 30, 2013, compared to $15.7 million, or $0.50 per share, for the same quarter last year.

SIR’s weighted average number of common shares outstanding was 49,685,740 and 31,206,022 for the quarters ended September 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2013 and 2012 appears later in this press release.

Results for the Nine Months Ended September 30, 2013:

Normalized FFO for the nine months ended September 30, 2013 were $92.9 million, or $2.17 per share, compared to Normalized FFO for the nine months ended September 30, 2012 of $59.6 million, or $2.36 per share.

Net income was $69.0 million, or $1.61 per share, for the nine months ended September 30, 2013, compared to $48.7 million, or $1.93 per share, for the nine months ended September 30, 2012.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

SIR’s weighted average number of common shares outstanding was 42,790,210 and 25,225,548 for the nine months ended September 30, 2013 and 2012, respectively.

A reconciliation of net income, determined according to GAAP, to FFO and Normalized FFO for the nine months ended September 30, 2013 and 2012 appears later in this press release.

Operating Results:

As of September 30, 2013, 95.6% of SIR’s total rentable square feet was leased, compared to 94.9% leased as of September 30, 2012, and 95.5% leased as of June 30, 2013.

SIR entered into lease renewals for approximately 72,000 square feet during the quarter ended September 30, 2013, which had combined weighted average rental rates that were approximately 12.8% lower than prior rents for the same leasable space.  The weighted average lease term for leases entered into during the third quarter of 2013 was 10.4 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended September 30, 2013 totaled approximately $32,000, or approximately $0.04 per square foot per year of the weighted average lease term.  All leasing activity during the quarter ended September 30, 2013 occurred at SIR’s properties located in Hawaii.

During the quarter ended September 30, 2013, SIR also executed two rent resets at properties located in Hawaii for approximately 77,000 square feet of land at combined weighted average reset rates that were approximately 29.4% higher than prior rates.

Same property occupancy for properties owned continuously since July 1, 2012 increased 0.4 percentage points from 94.4% to 94.8% and same property net operating income, or NOI, increased 7.1% during the third quarter of 2013, largely because of the occupancy and rent increases in Oahu, Hawaii.

A reconciliation of NOI to net income determined according to GAAP for the three and nine months ended September 30, 2013 and 2012 appears later in this press release.

Investment Activities:

As previously disclosed, in July 2013, SIR acquired a single tenant, net leased office property located in Richmond, VA with 310,950 rentable square feet.  This property is 100% leased to MeadWestvaco Corporation for a remaining lease term of 10.0 years. The purchase price was $143.6 million, excluding closing costs.

In October 2013, SIR acquired a single tenant, net leased office property located in Vernon Hills, IL with 99,579 rentable square feet. This property is 100% leased to Baxter Healthcare Corporation for a remaining lease term of 10.2 years. The purchase price was $18.0 million, excluding closing costs.

Also in October 2013, SIR entered an agreement to acquire four single tenant, net leased properties with a combined 250,731 rentable square feet for an aggregate purchase price of $64.9 million, excluding closing costs.

Financing Activities:

As previously reported, in July 2013, SIR sold 10,500,000 common shares in a public offering at a price of $28.25 per share for net proceeds of approximately $283.6 million. The net proceeds from this offering were used to partially repay amounts outstanding under SIR’s revolving credit facility and for general business activities including the acquisitions described above.

On October 9, 2013, SIR announced that its regular quarterly distribution rate will be increased from $0.44 per common share ($1.76 per common share per year) to $0.46 per common share ($1.84 per common share per year). The next quarterly distribution will be paid to shareholders of record as of the close of business on October 24, 2013, and distributed on or about November 20, 2013.

Conference Call:

On Thursday, October 31, 2013, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and John Popeo, Treasurer and Chief Financial Officer, will host a conference call to discuss the third quarter 2013 financial results.

The conference call telephone number is (888) 276-0010.  Participants calling from outside the United States and Canada should dial (612) 332-0820.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on November 7, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 305213.

A live audio webcast of the conference call will also be available in a listen only mode on SIR’s website, which is located at www.sirreit.com.  Participants wanting to access the webcast should visit SIR’s website about five minutes before the call.  The archived webcast will be available for replay on SIR’s website for about one week after the call.  The transcription, recording and retransmission in any way of SIR’s third quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Third Quarter 2013 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

SIR is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants.  As of September 30, 2013, SIR owned 273 properties with a total of approximately 25.7 million square feet located in 19 states, including 229 properties with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located on the island of Oahu, HI.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AN AGREEMENT TO PURCHASE FOUR PROPERTIES FOR $64.9 MILLION, EXCLUDING CLOSING COSTS.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE PURCHASE PRICE AND OTHER TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT SIR RECENTLY INCREASED ITS QUARTERLY DISTRIBUTION RATE TO $0.46 PER COMMON SHARE PER QUARTER OR $1.84 PER COMMON SHARE PER YEAR.  A POSSIBLE IMPLICATION OF THIS STATEMENT IS THAT SIR WILL CONTINUOUSLY PAY QUARTERLY DISTRIBUTIONS OF $0.46 PER COMMON SHARE PER QUARTER OR $1.84 PER COMMON SHARE PER YEAR IN THE FUTURE.  SIR’S DISTRIBUTION RATES ARE SET AND RESET FROM TIME TO TIME BY SIR’S BOARD OF TRUSTEES.  FFO AND NORMALIZED FFO ARE AMONG THE FACTORS CONSIDERED BY SIR’S BOARD OF TRUSTEES WHEN DETERMINING THE AMOUNT OF DISTRIBUTION TO SIR’S SHAREHOLDERS.  OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, REQUIREMENTS TO MAINTAIN SIR’S STATUS AS A REIT, LIMITATIONS IN SIR’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENTS, THE AVAILABILITY OF DEBT AND EQUITY CAPITAL TO SIR, SIR’S EXPECTATION OF ITS FUTURE CAPITAL REQUIREMENTS AND OPERATING PERFORMANCE, AND SIR’S EXPECTED NEEDS AND AVAILABILITY OF CASH TO PAY ITS OBLIGATIONS.  DISTRIBUTION RATES MAY BE INCREASED OR DECREASED AND THERE IS NO ASSURANCE AS TO THE RATE AT WHICH FUTURE DISTRIBUTIONS WILL BE PAID.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues:
Rental income	$41,169	$26,444	$117,333	$74,272
Tenant reimbursements and other income	7,415	4,434	21,057	12,113
Total revenues	48,584	30,878	138,390	86,385

Expenses:
Real estate taxes	5,020	3,895	14,805	11,213
Other operating expenses	4,267	1,815	11,367	5,615
Depreciation and amortization	8,485	3,888	22,445	9,682
Acquisition related costs	790	583	1,479	1,258
General and administrative	3,208	2,626	8,884	5,664
Total expenses	21,770	12,807	58,980	33,432

Operating income	26,814	18,071	79,410	52,953

Interest expense (including amortization of debt premiums and deferred financing fees of $369, $358, $1,090 and $669, respectively)	(3,232)	(2,467)	(10,484)	(4,436)
Equity in earnings of an investee	64	115	219	189
Income before income tax expense	23,646	15,719	69,145	48,706
Income tax expense	(52)	—	(132)	—
Net income	$23,594	$15,719	$69,013	$48,706

Weighted average common shares outstanding	49,686	31,206	42,790	25,226

Net income per common share	$0.47	$0.50	$1.61	$1.93

Select Income REIT

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$23,594	$15,719	$69,013	$48,706
Plus: depreciation and amortization	8,485	3,888	22,445	9,682
FFO	32,079	19,607	91,458	58,388
Plus: acquisition costs	790	583	1,479	1,258
Normalized FFO	$32,869	$20,190	$92,937	$59,646

Weighted average common shares outstanding	49,686	31,206	42,790	25,226

Per common share
FFO	$0.65	$0.63	$2.14	$2.31
Normalized FFO	$0.66	$0.65	$2.17	$2.36

(1)             SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR excludes acquisition related costs.  SIR considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and between SIR and other REITs. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan agreements, the availability of debt and equity capital to SIR, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. SIR believes that FFO and Normalized FFO may facilitate an understanding of SIR’s consolidated historical operating results. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

Select Income REIT

Calculation and Reconciliation of Net Operating Income(1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Calculation of NOI:
Rental Income	$41,169	$26,444	$117,333	$74,272
Tenant reimbursements and other income	7,415	4,434	21,057	12,113
Real estate taxes	(5,020)	(3,895)	(14,805)	(11,213)
Other operating expenses	(4,267)	(1,815)	(11,367)	(5,615)
NOI	$39,297	$25,168	$112,218	$69,557

Reconciliation of NOI to Net Income:
NOI	$39,297	$25,168	$112,218	$69,557
Depreciation and amortization	(8,485)	(3,888)	(22,445)	(9,682)
Acquisition related costs	(790)	(583)	(1,479)	(1,258)
General and administrative	(3,208)	(2,626)	(8,884)	(5,664)
Operating income	$26,814	$18,071	$79,410	$52,953
Interest expense	(3,232)	(2,467)	(10,484)	(4,436)
Equity in earnings of an investee	64	115	219	189
Income tax expense	(52)	—	(132)	—
Net Income	$23,594	$15,719	$69,013	$48,706

(1)             SIR calculates NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR considers NOI to be an appropriate supplemental measure to net income because it may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI internally to evaluate individual and company wide property level performance, and SIR believes that NOI provides useful information to investors regarding its results of operations because it reflects only those income and expense items that are incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods.  The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to SIR’s properties’ operations. NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of SIR’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  SIR believes that NOI may facilitate an understanding of its consolidated historical operating results.  This measure should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Real estate properties:
Land	$705,645	$675,092
Buildings and improvements	866,280	620,686
	1,571,925	1,295,778
Accumulated depreciation	(61,587)	(46,697)
	1,510,338	1,249,081

Acquired real estate leases, net	114,937	95,248
Cash and cash equivalents	14,540	20,373
Restricted cash	42	42
Rents receivable, net of allowance for doubtful accounts of $764 and $644, respectively	52,174	38,885
Deferred leasing costs, net	5,541	4,816
Deferred financing costs, net	5,313	5,517
Due from related persons	—	585
Other assets	12,266	16,105
Total assets	$1,715,151	$1,430,652

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$80,000	$95,000
Term loan	350,000	350,000
Mortgage notes payable	27,309	27,778
Accounts payable and accrued expenses	20,023	19,703
Assumed real estate lease obligations, net	19,317	20,434
Rents collected in advance	9,491	6,518
Security deposits	9,658	9,335
Due to related persons	1,827	1,701
Total liabilities	517,625	530,469

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 75,000,000 and 50,000,000 shares authorized, respectively, 49,829,792 and 39,282,592 shares issued and outstanding, respectively	498	393
Additional paid in capital	1,160,904	876,920
Cumulative net income	120,263	51,251
Cumulative other comprehensive income (loss)	(42)	25
Cumulative common distributions	(84,097)	(28,406)
Total shareholders’ equity	1,197,526	900,183
Total liabilities and shareholders’ equity	$1,715,151	$1,430,652

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